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July 29, 2005


Mr. Fred Timm
Vice President, Administration
	And Secretary
Twin Disc, Incorporated
1328 Racine Street
Racine, WI  53403

Dear Fred:

This letter will confirm our discussion regarding your anticipated retirement. In exchange for your continued employment through September 30, 2005 and your retirement effective October 1, 2005, we have agreed to provide you with a one-time retirement bonus of $310,000. This bonus will be paid on the first salaried payroll following January 1, 2006. The payment of this bonus cannot be accelerated for any reason.

If you agree to this proposal, please sign and date your acceptance below. Return a signed copy of this letter to me, confirming your acceptance. In addition, I ask that you sign the attached waiver and release, on or within twenty-one days after your retirement, returning a signed copy to Denise Wilcox, Vice President of Human Resources. You are encouraged to consult with an attorney, at your own expense, prior to signing the waiver and release.

Please note that the above bonus amount is contingent upon your retirement effective October 1, 2005 and your signing and not later revoking the attached waiver and release.

Fred, I want to thank you for your years of dedicated service. I wish you all the best for an enjoyable retirement.

Sincerely,

TWIN DISC, INCORPORATED



Michael E. Batten
Chairman, Chief Executive Officer

Proposal Accepted by:



___________________________________	_________

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                 TWIN DISC, INC.

           WAIVER AND RELEASE AGREEMENT
     (1) In consideration for the retirement bonus to be provided to me under the terms of Michael E. Batten's July 29, 2005 letter to me I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge TWIN DISC INCORPORATED together with the Company's subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have been or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees up to and including the date of this Waiver and Release Agreement, including but not limited to:

     (a) claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended ("ADEA"), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

     (b) claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

     (c) any other claim whatsoever including, but not limited to, claims for severance pay, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding the filing of an administrative charge of discrimination, any claims which I may make under state workers' compensation or unemployment laws, and/or any claims which by law I cannot waive.

     (2) I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, except that I may bring a lawsuit to challenge this Waiver and Release Agreement under the ADEA.

     (3) I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to continue payment of my retirement bonus, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Waiver and Release Agreement and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to
(c), at the Company's option, I shall be obligated upon demand to repay to the Company all but $500 of the retirement bonus. I further agree that the foregoing covenants in this paragraph (3) shall not affect the validity of this Waiver and Release Agreement and shall not be deemed to be a penalty nor a forfeiture.

     (4) I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

     (5) I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

     (6) I further agree that if I breach the Confidentiality provisions of the July 29, 2005 letter, then (a) the Company shall be entitled to apply for and receive an injunction to restrain such breach, (b) the Company shall not be
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obligated to continue payment of the retirement bonus, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the Confidentiality provisions of the July 29, 2005 letter (including court costs, expenses and reasonable legal fees).

     (7) I acknowledge that I have been given at least twenty-one (21) days to consider this Waiver and Release Agreement thoroughly and I acknowledge that I have been advised in writing to consult with an attorney before signing this Waiver and Release Agreement.

     (8) I understand that I may revoke this Waiver and Release Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to the Company's Vice President, Human Resources. I further understand that if I revoke this Waiver and Release Agreement, I shall not receive the retirement bonus.

     (9) I also understand that the retirement bonus which I will receive in exchange for signing and not later revoking this Waiver and Release Agreement are in addition to anything of value to which I already am entitled.

     (10) I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO DATE.

     (11) I acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.

     (12) This Waiver and Release Agreement in all respects shall be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to State law, the internal laws of the State of Wisconsin shall apply.

     (13) I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Waiver and Release Agreement and that I voluntarily enter into this Waiver and Release Agreement by signing below.

                                     _________________________________________
                                     Fred H. Timm

                                     _________________________________________
                                     (Date)



PLEASE RETURN TO:

Denise L. Wilcox
Vice President, Human Resources
Twin Disc, Incorporated
1328 Racine Street
Racine, Wisconsin  53403